EXHIBIT 10.1

NATCO Group Inc.

2005 Incentive Bonus Plan

Plan Participants

•	Plan participants will include all eligible employees as reflected in Attachment A. Participants will be grouped by Segments and major business unit functions:

•	Gas Technologies

•	Oil & Water Technologies

•	Automation & Controls

•	Global Marketing

•	Corporate

•	Each participant has a pre-established bonus target which is expressed as a percentage of his/her base salary.

Purpose of the Plan

•	To drive appropriate behavior consistent with the achievement of corporate goals and objectives and to reward the successful achievement of same (“Pay for Performance”).

Compensation Philosophy

•	Compensation at NATCO consists of three interwoven parts: Short-term cash compensation reflected in 1.) base salary and 2.) annual incentive bonus opportunity; and 3.) long-term incentive compensation (in the form of stock options and/or restricted stock).

•	The company targets 50th percentile compensation for overall comparisons to industry peers with the opportunity to achieve up to 75th percentile if performance warrants.

•	The bonus plan also serves to unify management’s efforts by using consolidated results as the principle measures of performance while recognizing segment, business unit results and individual contribution in determining final awards.

•	Identified employees are eligible to participate in the plan but are not entitled to, or guaranteed, a bonus payment.

Metrics

•	The plan is based upon the achievement of pre-established and measurable goals which are most relevant to the preservation and/or creation of shareholder value.

•	Each metric within the plan has a minimum “threshold level” which must first be satisfied before any related award amount is released to the bonus pool.

•	Target corporate performance (at 100% payout) is tied generally to the achievement of 2005 business plan results and stated objectives.

•	50% of each plan participant’s bonus will be based upon NATCO corporate financial performance, using:

•	EBITDA (to drive value creation)

•	ROA (to earn competitive rates of return)

•	No cap on upside

•	30% of each plan participant’s bonus will be based upon Segment performance using:

•	Segment EBITDA (to drive value creation)

•	ROA (to earn competitive rates of return)

•	No cap on upside

•	20% of each plan participant’s bonus will be based on the achievement of Business Unit goals (to drive specific behaviors)

•	Bonuses for the corporate staff will be weighted 50% on corporate objectives plus 30% of individual segment achievement (as if a participant) plus 20% for achievement of Business Unit goals.

•	Segments that do not satisfy their segment EBITDA threshold may still participate in the corporate financial pool at the discretion of the Governance, Nominating & Compensation (GNC) Committee of the Board of Directors and recommendation of management. Business Unit payouts would be permitted.

•	Individual contribution factors will range from 0 to 1.5x and will be applied to total potential award (“bell curve rankings”).

Elements of 2005 Bonus Plan

•	The total pool is the sum of all eligible participants’ target bonuses multiplied by their base salaries as of 1/1/05, subject to adjustment by management and approval of the GNC Committee to reflect current and/or projected financial or operating conditions.

•	The bonus accrual will be based upon 100% payout at target levels, as adjusted.

	Weightings
Corporate Financial Goals	50%
- EBITDA		(30)%
- ROA		(20)%

Segment Financial and Operating Goals	30%
- Segment Earnings		(15)%
- ROA		(15)%

Business Unit Goals	20%

	100%

•	Target generally is 100% of budgeted EBITDA, before bonus, for each Segment. At target, the projected bonus pool for 2005 is $3.8MM.

Corporate Financial Goals (50% of Total Pool):

	% of Target Performance(1)
• Payout Factor	75%	80%	85%	90%	95%	100%	115%(2)
- EBITDA	.50	.60	.70	.80	.90	1.00	1.25
- ROA	.40	.50	.60	.70	.80	.90	1.00

(1)	Amounts to be interpolated between achievement milestones.
(2)	Payout increase 1.67 basis points for each 1% of achievement thereafter.

Segment Financial and Operating Goals (30% of Total Pool):

Gas Technologies

	% of Target Performance(1)
• Payout Factor	84%	88%	92%	96%	100%	115%(2)
- Segment Profit/ROA	.50	.60	.65	.80	.90	1.00

(1)	Amounts to be interpolated between achievement milestones.
(2)	Payout increase 1.67 basis points for each 1% of achievement thereafter.

Oil & Water Technologies

	% of Target Performance(1)
• Payout Factor	70%	75%	80%	85%	90%	95%	100%	115%(2)
- Segment Profit	.50	.55	.60	.70	.80	.90	1.00	1.25
- ROA	.30	.40	.50	.60	.70	.80	.90	1.00

(1)	Amounts to be interpolated between achievement milestones.
(2)	Payout increase 1.67 basis points for each 1% of achievement thereafter.

Automation & Controls

	% of Target Performance(1)
• Payout Factor	70%	75%	80%	85%	90%	95%	100%	115%(2)
- Segment Profit/ROA	.50	.55	.60	.70	.80	.90	.95	1.00

(1)	Amounts to be interpolated between achievement milestones
(2)	Payout increase 1.67 basis points for each 1% of achievement thereafter.

Corporate and Global Marketing

•	Corporate Financial Goals 50%

•	Segment Financial and Operating Goals (30%)

•	Prorata Segment Profit (15%) and ROA (15%) by contribution to consolidated EBITDA (“as if a participant”)

•	Gas Technologies (Corporate and Global Marketing)

•	Oil & Water Technologies (Corporate and Global Marketing)

•	Automation & Controls (Corporate only)

(1)	Amounts to be interpolated between achievement milestones

•	Business Unit Goals (20% of Total)

•	To be established by management committee administering the incentive program, subject to concurrence by GNC Committee

Funding of the Bonus Pool

•	Each portion of bonus pool only funds after related threshold amount is satisfied.

•	The pool amounts are subject to the following limitations for 2005:

•	No segment pool calculated at target levels can exceed 11% of projected segment EBITDA

•	Board discretion

•	Total Adjusted Pool Amounts are available to segments based on pro rata allocations

•	Total Adjusted Pool Amount, after final individual participant allocations (based on performance factor), cannot exceed 110% of amount without prior approval of the Board of Directors.

Individual Contribution Factor

•	Individual contribution factors can range from 0 – 1.50 x based upon performance relative to pre-established written criteria

•	Forced rankings – requires performance reviews

•	“Sum-zero” at each segment roll-up level

Other

•	Discretionary pool of $125,000 for:

•	Recognition of non-bonus pool participants

•	Institution of “Pat-on-the Back Awards”. Immediate recognition awards ranging from $100-2,500 per award allocated to departments based on budgeted payroll, one sheet of paper request for recognition, one level up approval.